Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,543,555)
Unrealized Gain (Loss) on Market Value of Futures	2,791,253
Dividend Income	1,997
Interest Income	46,622
ETF Transaction Fees	1,400
Total Income (Loss)	$1,297,717

Expenses
General Partner Management Fees	$25,039
Professional Fees	2,473
Brokerage Commissions	4,847
Non-interested Directors' Fees and Expenses	386
Prepaid Insurance Expense	278
NYMEX License Fee	626
SEC & FINRA Registration Expense	3,945
Total Expenses	37,594
Expense Waiver	(6,295)
Net Expenses	$31,299
Net Income (Loss)	$1,266,418

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$49,883,607
Additions (50,000 Shares)	1,529,845
Withdrawals (150,000 Shares)	(4,631,938)
Net Income (Loss)	1,266,418

Net Asset Value End of Month	$48,047,932
Net Asset Value Per Share (1,500,000 Shares)	$32.03

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612